UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2016

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36113

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2017 LTIP
On December 13, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (the “Company”) approved and adopted the 2017 long-term incentive plan for the Company’s executive officers and other eligible employees of the Company (“2017 LTIP”). The 2017 LTIP provides for payment of incentive compensation in the form of time-based restricted shares and performance-based restricted share awards (“performance units”) to executive officers and other eligible employees of the Company for the three-year performance period from January 1, 2017 to January 1, 2020, as described below. The 2017 LTIP replaces the LTIP program used in prior years, which was based on a one-year performance period.
The grant date for awards under the 2017 LTIP will be January 1, 2017. For the Company’s chief executive officer and chief financial officer, 35% of the awards under the 2017 LTIP will be time-based restricted shares, and 65% of the awards will be performance units. For all other executive officers who are participants in the 2017 LTIP, the mix of awards will be 50% time-based restricted shares and 50% performance units. The terms of each award are described below.
Time-Based Restricted Shares. The time-based restricted shares granted under the 2017 LTIP will vest 25% per year on January 1 of 2018, 2019, 2020 and 2021. Dividends will be paid currently during the vesting period. Unvested shares will vest in full if the participant is terminated without cause, dies, or has his/her employment terminated for a disability (each such event, a “Qualified Termination”). Upon a change in control involving a transaction where the Company is not the surviving entity or does not remain publicly traded, unvested shares will vest fully upon the change in control.
Performance Units. The performance units will be earned over a three-year performance period from January 1, 2017 through January 1, 2020. During the transition period, participants in the 2017 LTIP will also receive interim awards with one and two-year performance periods. For three-year awards, 75% of the earned shares will vest at the conclusion of the performance period and 25% will vest on January 1, 2021. For the interim awards, earned shares will vest at the end of the applicable performance period. No dividends or dividend equivalents will be earned during performance period. Dividends will begin to accrue after shares are earned.
Payout of the performance units will be determined based upon a comparison of the Company’s total shareholder return on a relative basis to the FTSE NAREIT Equity Office Index at the end of the applicable performance period. The table below represents performance targets and potential payout levels based on performance:

	Performance Target	Payout
Below threshold	< 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	75th percentile or greater	150%
Linear interpolation will apply if performance falls between the 25th and 75th percentiles.
Upon a Qualified Termination, unvested awards for which the performance metric has been achieved (based on a shortened performance period ending on the date the employment terminates) shall vest pro-rata based on the number of days the employee was employed during the performance period. Upon a change in control involving a transaction in which the Company is not the surviving entity or does not remain publicly traded, the unvested awards for which the performance metric has been achieved (based on a shortened performance period ending on the date of the change in control) shall fully vest. Upon a Qualified Termination occurring (i) during the period after the Board approves a change in control transaction or (ii) during the period within 12 months of the date of a change in control, then the unvested awards for which the performance metric has been achieved (based on a shortened performance period ending on the date of the Qualified Termination) shall fully vest. Shares issued at the end of the performance period that remain subject to time-based vesting will vest immediately.
Severance Plan
On December 16, 2016, the Board, acting on the recommendation of the Compensation Committee, approved and adopted the Columbia Property Trust, Inc. Executive Severance and Change of Control Plan (the “Severance Plan”). The Severance Plan will be effective as of January 1, 2017. All of the Company’s executive officers will be participants in the Severance Plan (“Participants”).

The Severance Plan generally provides severance or income protection benefits to Participants in the event of their termination by the Company upon a change of control or certain other events. A copy of the Severance Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The summary below does not purport to be complete and is qualified in its entirety by reference to the Severance Plan.
By the Company Without Cause or by the Executive for Good Reason
If a Participant’s employment is terminated by the Company without "cause" or by the Participant for "good reason" (as defined in the Severance Plan), then, subject to the condition that the Participant executes a general release:

•
the Company will pay an amount equal to the product of: (1) a "Severance Multiple," equal to 2.0 for the Chief Executive Officer , 1.5 for the Chief Financial Officer and 1.0 for other Participants; and (2) the sum of: (a) the Participant's base salary; and (b) the average of the actual annual cash incentive compensation received by the executive during the prior three years (or such shorter period, as applicable);

•
any unvested time-based equity awards will vest immediately, and any unvested equity awards that are subject to subsequent performance-based vesting conditions will vest, if at all, in accordance with the terms of the applicable award agreement; and

•	continuation of medical benefits comparable to the Company’s other executives for a period of years equal to the Severance Multiple.
Change in Control
In the event that during the period (i) after the Board approves a "change in control" (as defined in the Severance Plan) transaction and ending on the date on which a change in control transaction is consummated or is terminated or abandoned or (ii) within 12 months after the occurrence of a “change in control” of the Company, the Participant’s employment is terminated by the Company without "cause" or by the Participant with "good reason," generally referred to as a "double trigger," then, subject to the condition that the Participant execute a general release, the Company will provide the payments and benefits set forth above, except the Severance Multiple will be equal to 3.0 for the Chief Executive Officer and 2.0 for the Chief Financial Officer and any unvested equity awards will vest, if at all, in accordance with the terms of the applicable award agreement.
Death or Disability
In the event that the Participant’s employment terminates due to death or disability, any unvested time-based equity awards will vest immediately and any unvested equity awards that are subject to subsequent performance-based vesting conditions will vest, if at all, in accordance with the terms of the applicable award agreement. The Participant will also receive a pro rata portion of such Participant’s annual cash bonus for the year in which termination of employment occurs but will not receive any other severance payments.
Termination for Cause or Voluntary Termination without Good Reason
In the event that the Participant’s employment is terminated for cause or the Participant voluntarily terminates employment without good reason, no severance payments will be made and all unvested equity awards will be forfeited.
Miscellaneous
No tax gross ups will be paid under the Severance Plan. However, if any payments or benefits provided to a Participant under the Severance Plan or otherwise would constitute “parachute payments” and be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, as amended, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he/she received the full payments and benefits.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.
10.1    Columbia Property Trust, Inc. Executive Severance and Change of Control Plan

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Property Trust, Inc.
Dated: December 19, 2016	By:	/s/ Wendy W. Gill
Wendy W. Gill Senior Vice President, Chief Accounting Officer and Treasurer